Exhibit 99.1
For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS
DILUTED EARNINGS PER SHARE OF 34 CENTS FOR
FIRST QUARTER 2008

BLAIRSVILLE, GA. - April 24, 2008 – United Community Banks, Inc. (NASDAQ: UCBI) today announced diluted earnings per share of 34 cents for the first quarter of 2008, compared to 44 cents for the first quarter of 2007.  Total revenue on a taxable equivalent basis was $73.0 million for the quarter, compared to $75.8 million for the first quarter of 2007.  Net income was $16.1 million, compared with $19.3 million in the first quarter of 2007. Return on tangible equity was 13.16 percent and return on assets was .78 percent for the first quarter of 2008, compared with 17.18 percent and 1.11 percent a year ago, respectively.

“Continued weakness in the residential construction and housing markets and uncertainty in the general economy made for a very challenging quarter,” said Jimmy Tallent, president and chief executive officer.  “We expect the business environment to remain difficult for 2008. However, we are confident that our business model, strong high-growth markets, and customer service focus will continue to create the foundation for future growth over the longer term.”

Loans were up $566 million, or 10 percent, from the first quarter of 2007 due primarily to the acquisition of First Bank of the South in the second quarter of 2007.  “Excluding acquisitions, loans were basically flat year over year,” Tallent said.  “During the first quarter, total loans were up $39 million, or 3 percent on an annualized basis.  Commercial loans during the quarter saw growth of $90 million, or 15 percent annualized.  This was offset partially by a $39 million decrease in our residential construction loan portfolio. We are actively pursuing high-quality borrowers in all of our markets, with an emphasis on small business and commercial lending.  Through these efforts, we have been able to reduce residential construction loans over the past year from 35 percent to 30 percent of our total loan portfolio.”

1

Total deposits increased $334 million, or 6 percent, from a year ago due to the acquisition of First Bank of the South.  Excluding acquired deposits, total deposits decreased by $234 million primarily due to the run-off of higher-rate certificates of deposits.  We elected not to compete for these high cost deposits without other customer relationships. “While overall account balances are lower, the number of customer relationships has continued to increase and our customer satisfaction scores continue to be at record levels,” Tallent said.  “This bodes well for us when the economy rebounds.”

Taxable equivalent net interest revenue of $66.3 million reflected an increase of $1.2 million from the first quarter of 2007.  Taxable equivalent net interest margin was 3.55 percent, compared with 3.73 percent for the fourth quarter of 2007 and 3.99 percent for the first quarter of 2007.  “Our net interest margin continues to be under pressure on two fronts,” Tallent said.  “One is competitive deposit pricing that has kept us from lowering rates on our deposits as quickly as we repriced our prime based loans.  The second is the increase in the level of non-performing assets this quarter. We expect these conditions to continue to put pressure on our margin as financial institutions compete for liquidity and as we aggressively move non-performing assets off of our books.”

The first quarter provision for loan losses was $7.5 million.  Net charge-offs for the first quarter were $7.1 million compared with $13.0 million for the fourth quarter of 2007 (excluding the Spruce Pine fraud-related charge-offs), and $1.5 million for the first quarter of 2007.  Annualized net charge-offs to average loans was 48 basis points for the first quarter of 2008 compared to 87 basis points for the fourth quarter of 2007 and 11 basis points for the first quarter of 2007.

2

“In the fourth quarter, we identified problem credits, aggressively took charge-offs and write-downs, and increased our allowance for loan losses to prepare for the challenges of 2008,” Tallent said. “We continued this process in the first quarter and provided $7.5 million for loan losses.  This enables us to maintain our allowance for loan losses at an appropriate level for the current credit environment.  We will continue to closely monitor our credit quality and the loan portfolio to ensure that we remain adequately reserved.”

At quarter-end, non-performing assets totaled $89.9 million, compared with $46.3 million at December 31, 2007 and $14.3 million at March 31, 2007.  The ratio of non-performing assets to total assets at the end of each quarter was 1.07, .56 and .20 percent, respectively.

“United’s credit quality indicators reflected the national trend of rising delinquencies and foreclosures in the housing and residential construction markets,” stated Tallent.  “We will remain diligent in managing through the challenges, taking whatever steps are necessary to put problem credits behind us.  Although we remain guarded in our credit quality outlook, we are cautiously optimistic that the traditionally higher-sales months in the spring and summer will bring buyers back into the housing market, providing some welcome relief.”

Fee revenue of $14.2 million was down slightly from $14.4 million for the first quarter of 2007, primarily due to nonrecurring revenue in the first quarter of 2007.  Service charges and fees on deposit accounts of $7.8 million increased $560,000, or 8 percent, from the first quarter of 2007 due to growth in transactions and new accounts as well as higher ATM and debit card usage.  Brokerage fees were up $149,000 to $1.1 million due to strong retention efforts and new customer outreach.  Other fee revenue of $1.5 million was down $487,000 due to a gain on the sale of property and a recovery of overpaid brokered deposit interest in the first quarter of 2007.

Operating expenses of $47.5 million reflected an increase of $2.7 million, or 6 percent, from the first quarter of 2007.  Salaries and employee benefit costs of $28.8 million were $437,000, or 2 percent, higher than the first quarter of 2007.  The acquisition in the second quarter last year added approximately $1.4 million, which was more than offset by lower incentive compensation in 2008.  Occupancy expense increased $525,000 to $3.7 million due to the cost of operating additional banking offices.  Professional fees increased $442,000 to $1.9 million, reflecting higher fees associated with loan work-outs and foreclosures.  Other expenses of $5.6 million were $1.8 million higher than a year ago due to $911,000 of additional write-downs and related costs on foreclosed properties and an increase in FDIC insurance premiums of $923,000.

3

“The efficiency ratio for the first quarter of 59.05 percent was above our long-term target range of 56 to 58 percent,” Tallent said.  “This was driven primarily by higher legal costs and write-downs on foreclosed property.  We continue to remain disciplined on expense controls.”

The Board of Directors approved the second quarter 2008 dividend of 9 cents per share, which is the same dividend level that was paid in 2007.  “At quarter-end, all of our regulatory capital ratios were above the ‘well-capitalized’ level and our tangible equity-to-assets ratio was 6.73 percent,” Tallent said. “Our core earnings have allowed us to build capital, improve ratios and provide strength for current and future challenges.   We are intently focused on maintaining capital at a level appropriate for the economic environment.

“With the uncertainty of the economy and the ongoing credit issues in the housing and residential construction market, 2008 will not be an easy year for banks,” Tallent concluded.  “I want to thank our employees for their dedication and focus: no matter the economic cycle they continue to deliver the highest customer satisfaction scores in the industry.  True to form, they are maintaining and enhancing the kind of deep customer relationships that will drive United’s growth and success when the economy improves.”

Conference Call
United Community Banks will hold a conference call on Thursday, April 24, 2008, at 11 a.m. ET to discuss the contents of this news release, as well as share business highlights for the quarter. The telephone number for the conference call is (877) 660-8922 and the pass code is “UCBI.” The conference call will also be available by web cast within the Investor Relations section of the company's web site at www.ucbi.com.

4

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $8.4 billion and operates 27 community banks with 109 banking offices located throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at the company’s web site at www.ucbi.com.

Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.

# # #

(Tables Follow)

5

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information
						First
	2008	2007				Quarter
(in thousands, except per share	First	Fourth	Third	Second	First	2008-2007
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change
INCOME SUMMARY
Interest revenue	$129,041	$140,768	$144,884	$136,237	$129,028
Interest expense	62,754	71,038	73,203	68,270	63,923
Net interest revenue	66,287	69,730	71,681	67,967	65,105	2%
Provision for loan losses (1)	7,500	26,500	3,700	3,700	3,700
Fee revenue	14,197	16,100	15,615	16,554	14,382	(1)
Total operating revenue	72,984	59,330	83,596	80,821	75,787	(4)
Operating expenses	47,529	49,336	48,182	47,702	44,841	6
Income before taxes	25,455	9,994	35,414	33,119	30,946	(18)
Income taxes	9,377	3,960	12,878	12,043	11,601
Net operating income	16,078	6,034	22,536	21,076	19,345	(17)
Fraud loss provision, net of tax (1)	-	1,833	-	9,165	-
Net income	$16,078	$4,201	$22,536	$11,911	$19,345	(17)

OPERATING PERFORMANCE (1)
Earnings per common share:
Basic	$.34	$.13	$.47	$.47	$.45	(24)
Diluted	.34	.13	.46	.46	.44	(23)
Return on tangible equity (2)(3)(4)	13.16%	5.06%	17.54%	17.52%	17.18%
Return on assets (4)	.78	.29	1.11	1.12	1.11
Dividend payout ratio	26.47	69.23	19.15	19.15	20.00

GAAP PERFORMANCE MEASURES
Per common share:
Basic earnings	$.34	$.09	$.47	$.26	$.45	(24)
Diluted earnings	.34	.09	.46	.26	.44	(23)
Cash dividends declared	.09	.09	.09	.09	.09	-
Book value	18.50	17.70	17.51	16.96	14.82	25
Tangible book value (3)	11.76	10.92	10.81	10.43	11.05	6

Key performance ratios:
Return on equity (2)(4)	7.85%	2.01%	10.66%	7.05%	12.47%
Return on assets	.78	.20	1.11	.64	1.11
Net interest margin (4)	3.55	3.73	3.89	3.94	3.99
Efficiency ratio	59.05	57.67	55.34	56.59	56.56
Tangible equity to assets (3)	6.73	6.58	6.65	6.65	6.66

ASSET QUALITY
Allowance for loan losses	$89,848	$89,423	$90,935	$92,471	$68,804
Net charge-offs (1)	7,075	13,012	5,236	2,124	1,462
Non-performing loans	67,728	28,219	46,783	30,849	12,319
OREO	22,136	18,039	16,554	12,752	1,971
Total non-performing assets	89,864	46,258	63,337	43,601	14,290
Allowance for loan losses to loans (1)	1.51%	1.51%	1.28%	1.29%	1.27%
Net charge-offs to average loans (1)(4)	.48	.87	.35	.15	.11
Non-performing assets to loans and OREO	1.50	.78	1.06	.73	.26
Non-performing assets to total assets	1.07	.56	.77	.54	.20

AVERAGE BALANCES
Loans	$5,958,296	$5,940,230	$5,966,933	$5,619,950	$5,402,860	10
Investment securities	1,485,515	1,404,796	1,308,192	1,242,448	1,153,208	29
Earning assets	7,491,480	7,424,992	7,332,492	6,915,134	6,599,035	14
Total assets	8,305,621	8,210,120	8,083,739	7,519,392	7,092,710	17
Deposits	6,051,069	6,151,476	6,246,319	5,945,633	5,764,426	5
Shareholders’ equity	855,659	837,195	834,094	672,348	624,100	37
Common shares - basic	46,966	47,203	48,348	44,949	43,000
Common shares - diluted	47,272	47,652	48,977	45,761	43,912

AT PERIOD END
Loans	$5,967,839	$5,929,263	$5,952,749	$5,999,093	$5,402,198	10
Investment securities	1,508,402	1,356,846	1,296,826	1,213,659	1,150,424	31
Total assets	8,386,255	8,207,302	8,180,600	8,087,667	7,186,602	17
Deposits	6,175,769	6,075,951	6,154,308	6,361,269	5,841,687	6
Shareholders’ equity	871,452	831,902	833,761	828,731	638,456	36
Common shares outstanding	47,004	46,903	47,542	48,781	43,038

(1) Excludes effect of special $15 million fraud related provision for loan losses recorded in the second quarter of 2007, an additional $3 million provision in the fourth quarter of 2007, and $18 million of related loan charge-offs recorded in the fourth quarter of 2007.

(2) Net income available to common shareholders, which excludes preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).
(3) Excludes effect of acquisition related intangibles and associated amortization.
(4) Annualized.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End
						Linked
						Quarter
	2008	2007				Change(2)		Year over Year Change
	First	Fourth	Third	Second	First					Excluding
(in millions)	Quarter	Quarter	Quarter	Quarter(1)	Quarter	Actual		Actual		Acquired
LOANS BY CATEGORY
Commercial (sec. by RE)	$1,526	$1,476	$1,441	$1,461	$1,227	14%		24%		7%
Commercial construction	548	527	527	509	462	16		19		14
Commercial & industrial	437	418	408	421	315	18		39		4
Total commercial	2,511	2,421	2,376	2,391	2,004	15		25		8
Residential construction	1,791	1,830	1,939	2,013	1,874	(9)		(4)		(14)
Residential mortgage	1,491	1,502	1,459	1,413	1,353	(3)		10		9
Consumer / installment	175	176	179	182	171	(2)		2		(2)
Total loans	$5,968	$5,929	$5,953	$5,999	$5,402	3		10		1

LOANS BY MARKET
Atlanta Region	$2,393	$2,402	$2,451	$2,518	$2,015	(1	) %	19%		(8	) %
North Georgia	2,071	2,060	2,026	2,032	2,010	2		3		3
Western North Carolina	816	806	834	816	782	5		4		4
Coastal Georgia	439	416	402	396	372	22		18		18
East Tennessee	249	245	240	237	223	7		12		12
Total loans	$5,968	$5,929	$5,953	$5,999	$5,402	3		10		1

RESIDENTIAL CONSTRUCTION
Dirt loans
Acquisition & development	$583	$593	$596	$602	$580	(7	) %	1%		(8	) %
Land loans	130	126	125	113	122	13		7		4
Lot loans	406	407	403	393	362	(1)		12		5
Total	1,119	1,126	1,124	1,108	1,064	(2)		5		(2)

House loans
Spec	460	473	539	596	533	(11	) %	(14	) %	(26	) %
Sold	212	231	276	309	277	(33)		(23)		(35)
Total	672	704	815	905	810	(18)		(17)		(29)
Total residential construction	$1,791	$1,830	$1,939	$2,013	$1,874	(9)		(4)		(14)

RESIDENTIAL CONSTRUCTION - ATLANTA REGION
Dirt loans
Acquisition & development	$305	$311	$312	$336	$317	(8	) %	(4	) %	(19	) %
Land loans	55	54	53	50	52	7		6		-
Lot loans	129	131	135	140	113	(6)		14		(8)
Total	489	496	500	526	482	(6)		1		(14)

House loans
Spec	279	286	328	378	298	(10	) %	(6	) %	(28	) %
Sold	76	82	112	140	124	(29)		(39)		(65)
Total	355	368	440	518	422	(14)		(16)		(38)
Total residential construction	$844	$864	$940	$1,044	$904	(9)		(7)		(25)

(1) Acquired Gwinnett Commercial Group on June 1, 2007 with total loans of $534 million in the Atlanta Region:
(2) Annualized.

UNITED COMMUNITY BANKS, INC.
Operating Earnings to GAAP Earnings Reconciliation
(in thousands, except per share data)
	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter
	2008	2007	2007	2007

Special provision for fraud related loan losses	$-	$3,000	$-	$15,000

Income tax effect of special provision	-	1,167	-	5,835
After-tax effect of special provision	$-	$1,833	$-	$9,165

Net Income Reconciliation
Operating net income	$16,078	$6,034	$22,536	$21,076
After-tax effect of special provision and merger-related charges	-	(1,833)	-	(9,165)
Net income (GAAP)	$16,078	$4,201	$22,536	$11,911

Basic Earnings Per Share Reconciliation
Basic operating earnings per share	$.34	$.13	$.47	$.47
Per share effect of special provision and merger-related charges	-	(.04)	-	(.21)
Basic earnings per share (GAAP)	$.34	$.09	$.47	$.26

Diluted Earnings Per Share Reconciliation
Diluted operating earnings per share	$.34	$.13	$.46	$.46
Per share effect of special provision and merger-related charges	-	(.04)	-	(.20)
Diluted earnings per share (GAAP)	$.34	$.09	$.46	$.26

Provision for Loan Losses Reconciliation
Operating provision for loan losses	$7,500	$26,500	$3,700	$3,700
Special provision for fraud related loan losses	-	3,000	-	15,000
Provision for loan losses (GAAP)	$7,500	$29,500	$3,700	$18,700

Nonperforming Assets Reconciliation
Nonperforming assets excluding fraud-related assets	$85,182	$40,956	$39,761	$19,968
Fraud-related loans and OREO included in nonperforming assets	4,682	5,302	23,576	23,633
Nonperforming assets (GAAP)	$89,864	$46,258	$63,337	$43,601

Allowance for Loan Losses Reconciliation
Allowance for loan losses excluding special fraud-related allowance	$89,848	$89,423	$75,935	$77,471
Fraud-related allowance for loan losses	-	-	15,000	15,000
Allowance for loan losses (GAAP)	$89,848	$89,423	$90,935	$92,471

Net Charge Offs Reconciliation
Net charge offs excluding charge off of fraud-related loans	$7,075	$13,012	$5,236	$2,124
Fraud-related loans charged off	-	18,000	-	-
Net charge offs (GAAP)	$7,075	$31,012	$5,236	$2,124

Allowance for Loan Losses to Loans Ratio Reconciliation
Allowance for loan losses to loans ratio excluding fraud-related allowance	1.51%	1.51%	1.28%	1.29%
Portion of allowance assigned to fraud-related loans	-	-	.25	.25
Allowance for loan losses to loans ratio (GAAP)	1.51%	1.51%	1.53%	1.54%

Nonperforming Assets to Total Assets Ratio Reconciliation
Nonperforming assets to total assets ratio excluding fraud-related assets	1.02%	.50%	.49%	.25%
Fraud-related nonperforming assets	.05	.06	.28	.29
Nonperforming assets to total assets ratio (GAAP)	1.07%	.56%	.77%	.54%

Net Charge Offs to Average Loans Ratio Reconciliation
Net charge offs to average loans ratio excluding fraud-related loans	.48%	.87%	.35%	.15%
Charge offs of fraud-related loans	-	1.20	-	-
Net charge offs to average loans ratio (GAAP)	.48%	2.07%	.35%	.15%

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2008	2007

Interest revenue:
Loans, including fees	$109,266	$114,073
Investment securities:
Taxable	18,628	13,968
Tax exempt	394	447
Federal funds sold and deposits in banks	222	58
Total interest revenue	128,510	128,546

Interest expense:
Deposits:
NOW	8,587	10,627
Money market	2,913	2,540
Savings	227	309
Time	38,884	41,625
Total deposit interest expense	50,611	55,101
Federal funds purchased, repurchase agreements, & other short-term borrowings	4,318	1,817
Federal Home Loan Bank advances	5,745	4,801
Long-term debt	2,080	2,204
Total interest expense	62,754	63,923
Net interest revenue	65,756	64,623
Provision for loan losses	7,500	3,700
Net interest revenue after provision for loan losses	58,256	60,923

Fee revenue:
Service charges and fees	7,813	7,253
Mortgage loan and other related fees	1,963	2,223
Consulting fees	1,807	1,747
Brokerage fees	1,093	944
Securities gains, net	-	207
Other	1,521	2,008
Total fee revenue	14,197	14,382
Total revenue	72,453	75,305

Operating expenses:
Salaries and employee benefits	28,754	28,317
Communications and equipment	3,832	3,812
Occupancy	3,716	3,191
Advertising and public relations	1,351	2,016
Postage, printing and supplies	1,592	1,660
Professional fees	1,921	1,479
Amortization of intangibles	767	564
Other	5,596	3,802
Total operating expenses	47,529	44,841
Income before income taxes	24,924	30,464
Income taxes	8,846	11,119
Net income	$16,078	$19,345

Earnings per common share:
Basic	$.34	$.45
Diluted	.34	.44
Dividends per common share	.09	.09
Weighted average common shares outstanding:
Basic	46,966	43,000
Diluted	47,272	43,912

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet

	March 31,	December 31,	March 31,
(in thousands, except share and per share data)	2008	2007	2007
	(unaudited)	(audited)	(unaudited)
ASSETS

Cash and due from banks	$169,538	$157,549	$159,543
Interest-bearing deposits in banks	13,417	62,074	22,644
Cash and cash equivalents	182,955	219,623	182,187

Securities available for sale	1,508,402	1,356,846	1,150,424
Mortgage loans held for sale	28,451	28,004	31,633
Loans, net of unearned income	5,967,839	5,929,263	5,402,198
Less allowance for loan losses	89,848	89,423	68,804
Loans, net	5,877,991	5,839,840	5,333,394

Premises and equipment, net	180,746	180,088	150,332
Accrued interest receivable	59,585	62,828	60,677
Goodwill and other intangible assets	324,041	325,305	166,073
Other assets	224,084	194,768	111,882
Total assets	$8,386,255	$8,207,302	$7,186,602

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$690,028	$700,941	$675,969
NOW	1,523,942	1,474,818	1,406,287
Money market	431,623	452,917	277,184
Savings	187,911	186,392	176,891
Time:
Less than $100,000	1,535,742	1,573,604	1,619,865
Greater than $100,000	1,375,000	1,364,763	1,366,360
Brokered	431,523	322,516	319,131
Total deposits	6,175,769	6,075,951	5,841,687

Federal funds purchased, repurchase agreements, and other short-term borrowings	532,896	638,462	77,367
Federal Home Loan Bank advances	615,324	519,782	464,072
Long-term debt	107,996	107,996	113,151
Accrued expenses and other liabilities	82,818	33,209	51,869
Total liabilities	7,514,803	7,375,400	6,548,146

Shareholders' equity:
Preferred stock, $1 par value; $10 stated value; 10,000,000 shares authorized;
25,800, 25,800 and 32,200 shares issued and outstanding	258	258	322
Common stock, $1 par value; 100,000,000 shares authorized;
48,809,301, 48,809,301 and 43,037,840 shares issued	48,809	48,809	43,038
Common stock issuable; 90,505, 73,250 and 35,154 shares	2,410	2,100	1,043
Capital surplus	463,095	462,881	273,575
Retained earnings	359,248	347,391	321,721
Treasury stock; 1,805,078 and 1,905,921shares, at cost	(41,351)	(43,798)	-
Accumulated other comprehensive income (loss)	38,983	14,261	(1,243)
Total shareholders' equity	871,452	831,902	638,456

Total liabilities and shareholders' equity	$8,386,255	$8,207,302	$7,186,602

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,

	2008			2007
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,958,296	$109,252	7.37%	$5,402,860	$113,868	8.55%
Taxable securities (3)	1,448,224	18,628	5.15	1,109,847	13,968	5.03
Tax-exempt securities (1)(3)	37,291	648	6.95	43,361	735	6.78
Federal funds sold and other interest-earning assets	47,669	513	4.30	42,967	457	4.25

Total interest-earning assets	7,491,480	129,041	6.92	6,599,035	129,028	7.92
Non-interest-earning assets:
Allowance for loan losses	(92,025)			(68,187)
Cash and due from banks	154,706			120,637
Premises and equipment	181,355			146,832
Other assets (3)	570,105			294,393
Total assets	$8,305,621			$7,092,710

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,462,116	$8,587	2.36	$1,322,818	$10,627	3.26
Money market	439,049	2,913	2.67	261,753	2,540	3.94
Savings	184,812	227	.49	175,275	309	.71
Time less than $100,000	1,553,313	18,223	4.72	1,641,507	19,796	4.89
Time greater than $100,000	1,365,307	16,370	4.82	1,385,401	17,916	5.24
Brokered	374,402	4,291	4.61	334,753	3,913	4.74
Total interest-bearing deposits	5,378,999	50,611	3.78	5,121,507	55,101	4.36

Federal funds purchased and other borrowings	551,812	4,318	3.15	139,256	1,817	5.29
Federal Home Loan Bank advances	661,498	5,745	3.49	395,746	4,801	4.92
Long-term debt	107,996	2,080	7.75	113,234	2,204	7.89
Total borrowed funds	1,321,306	12,143	3.70	648,236	8,822	5.52

Total interest-bearing liabilities	6,700,305	62,754	3.77	5,769,743	63,923	4.49
Non-interest-bearing liabilities:
Non-interest-bearing deposits	672,070			642,919
Other liabilities	77,587			55,948
Total liabilities	7,449,962			6,468,610
Shareholders' equity	855,659			624,100
Total liabilities and shareholders' equity	$8,305,621			$7,092,710

Net interest revenue		$66,287			$65,105
Net interest-rate spread			3.15%			3.43%

Net interest margin (4)			3.55%			3.99%

(1) Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2) Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.
(3) Securities available for sale are shown at amortized cost. Pretax unrealized gains of $15.9 million in 2008 and pretax unrealized losses of $10.0 million in 2007 are included in other assets for purposes of this presentation.
(4) Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.